SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT



                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                       Date of Report - December 2, 2004
                        (Date of earliest event reported)

                          METROLOGIC INSTRUMENTS, INC.
             (Exact name of Registrant as specified in its charter)



               New Jersey                0-24172             22-1866172
        (State of incorporation) (Commission file number) (IRS employer identification number)

                  90 Coles Road, Blackwood, New Jersey, 08012
               (Address of principal executive offices, zip code)

                            Area Code (856) 228-8100
                               (Telephone number)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))



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Item 1.01.  Entry into a Material Definitive Agreement.

Director Fees

On December 2, 2004, the Incentive Compensation Comittee determined the compensation to be paid to each non-employee director for his or her service as a director of the Company for the year ended December 31, 2005. For 2005, non-employee directors will receive an annual retainer of $20,000 for their services, except for each Committee chair who will receive an additional retainer of $2,500 per year per Committee chaired, and the Chairman of the Board who will receive an annual retainer of $30,000 per year. In addition, each non-employee director will receive a fee of $1,500 for each Board meeting attended in person and $1,000 for each Committee meeting attended in person.
A fee of $500 for each telephonic Board or Committee meeting attended will be paid to each non-employee director. All directors will be reimbursed for their travel and other expenses incurred in attending Board and Board Committee meetings.



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                                   SIGNATURES

                  Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 13, 2005                       Metrologic Instruments, Inc.


                                             By:      /s/ Benny Noens
                                                      Benny Noens
                                                      Chief Executive Officer
                                                        and President